SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  APRIL 1, 2002
                -----------------------------------------------
                Date of Report (Date of earliest event reported)


                       INTERCELL INTERNATIONAL CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-14306                  84-0928627
  -------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
                -----------------------------------------------
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
                -----------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM  5     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     On April 3, 2002, Intercell International Corporation (the "Registrant") signed an Agreement-In-Principle (the "Agreement") to merge with Vu Media Duplications, Inc. ("Vu Media"), a privately held Nevada corporation.

     The Agreement proposes for the Registrant and Vu Media to merge into a new wholly owned subsidiary of the Registrant pursuant to Section 368(a) 1(a) and 368(a)(1)(D) of the Internal Revenue Code. The Agreement further proposes that on the effective date the shareholders of VU Media shall owns 50% of the issued and outstanding stock of the Registrant.

     The Agreement stipulates that a value of $5,000,000 shall be placed on Vu Media and that the Registrant shall retain for purposes of the proposed merger 3,388,126 common shares of the common shares of NanoPierce Technologies, Inc. that the Registrant holds. The shares will be used to obtain financing for expanded operations.

     The Agreement stipulates that the closing of the proposed merger is conditioned upon the delivery by Vu Media of audited financial statements for its fiscal year ended December 31, 2001. Further, either party based upon a material adverse financial, legal or business event can terminate the Agreement.

ITEN  7.       EXHIBITS  AND  FINANCIAL  INFORMATION

               (c)  Exhibits:  The  following  exhibits  to  the  Registration
                    Statement are hereby filed as part of this report on Form 8-K. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-B.

EXHIBIT  NO.                         DESCRIPTION

    2.01*      Form of Agreement-In-Principle between Registrant and Vu  Media


------------------
*Filed  herewith.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 9, 2002                              INTERCELL  INTERNATIONAL
                                                        CORPORATION




                                                  /s/  Paul  H.  Metzinger
                                                  ------------------------------
                                                  Paul H. Metzinger, President &
                                                  Chief  Executive  Officer


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